Contact at Winthrop Realty Trust
Beverly Bergman
Investor or Media Inquiries
Phone: (617) 570-4614; e-mail: bbergman@firstwinthrop.com

FOR IMMEDIATE RELEASE
October 29, 2008

WINTHROP REALTY TRUST ACQUIRES 27% OF ITS OUTSTANDING SERIES B-1 PREFERRED SHARES AT A DISCOUNT

BOSTON, MA - October 29/PRNewswire-FirstCall/ - Winthrop Realty Trust (NYSE:FUR) today announced that it has acquired 944,000 of its Series B-1 Cumulative Convertible Redeemable Preferred Shares with a liquidation value of $23,600,000 at price of $17,051,000 which represents a 27.75% discount to its liquidation value.  Michael L. Ashner, the Chairman and Chief Executive Officer of Winthrop stated “given the current uncertainty in the marketplace, we believe that, as with our recently announced common share repurchase plan, the acquisition of our preferred shares at a substantial discount is an accretive deleveraging investment which provides a very low risk enhancement to net asset value.”

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Winthrop Realty Trust is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.  Additional information on Winthrop Realty Trust is available on its Web site at www.winthropreit.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described.  These are detailed from time to time in the “Risk Factors” section of the Company’s Annual Report of Form 10-K/A for the year ended December 31, 2007, as may be updated or supplemented in the Company's Form 10-Q filings which discuss the factors that could adversely affect the Company's results.  Further information relating to the Company’s financial position, results of operations, and investor information is also contained in the Company’s reports filed with the SEC, which reports are available for download at our website www.winthropreit.com or at the SEC website www.sec.gov.